Exhibit 10.52

Prepared by, and after recording

return to:

Cassin & Cassin LLP

711 Third Avenue, 20th Floor

New York, New York 10017	County:	Lancaster

MULTIFAMILY MORTGAGE,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT

AND FIXTURE FILING

(SOUTH CAROLINA)

Pines at Lancaster (fka Countryside)

1305 McIlwain Rd.

Lancaster, South Carolina 29720

Fannie Mae Multifamily Security Instrument	Form 6025.SC
South Carolina	06-19	© 2019 Fannie Mae

MULTIFAMILY MORTGAGE,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT

AND FIXTURE FILING

This MULTIFAMILY MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Security Instrument”) dated as of August 31, 2022, is executed by COUNTRYSIDE MHP LLC, a South Carolina limited liability company organized and existing under the laws of South Carolina, as mortgagor (“Borrower”), to and for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of United States of America, as mortgagee (“Lender”).

Borrower, in consideration of (i) the loan in the original principal amount of $4,343,000.00 (the “Mortgage Loan”) evidenced by that certain Multifamily Note dated as of the date of this Security Instrument, executed by Borrower and made payable to the order of Lender (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”), and (ii) that certain Multifamily Loan and Security Agreement dated as of the date of this Security Instrument, executed by and between Borrower and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), and to secure to Lender the repayment of the Indebtedness (as defined in this Security Instrument), and all renewals, extensions and modifications thereof, and the performance of the covenants and agreements of Borrower contained in the Loan Documents (as defined in the Loan Agreement), excluding the Environmental Indemnity Agreement (as defined in this Security Instrument), irrevocably and unconditionally mortgages, grants, assigns, remises, releases, warrants and conveys to and for the benefit of Lender the Mortgaged Property (as defined in this Security Instrument), including the real property located in the County of Lancaster, State of South Carolina, and described in Exhibit A attached to this Security Instrument and incorporated by reference (the “Land”), to have and to hold such Mortgaged Property unto Lender and Lender’s successors and assigns, forever; Borrower hereby releasing, relinquishing and waiving, to the fullest extent allowed by law, all rights and benefits, if any, under and by virtue of the homestead exemption laws of the Property Jurisdiction (as defined in this Security Instrument), if applicable.

Borrower represents and warrants that Borrower is lawfully seized of the Mortgaged Property and has the right, power and authority to mortgage, grant, assign, remise, release, warrant and convey the Mortgaged Property, and that the Mortgaged Property is not encumbered by any Lien (as defined in this Security Instrument) other than Permitted Encumbrances (as defined in this Security Instrument). Borrower covenants that Borrower will warrant and defend the title to the Mortgaged Property against all claims and demands other than Permitted Encumbrances.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page 1
South Carolina	06-19	© 2019 Fannie Mae

Borrower and Lender, by its acceptance hereof, each covenants and agrees as follows:

1. Defined Terms.

Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Loan Agreement. All terms used and not specifically defined herein, but which are otherwise defined by the UCC, shall have the meanings assigned to them by the UCC. The following terms, when used in this Security Instrument, shall have the following meanings:

“Condemnation Action” means any action or proceeding, however characterized or named, relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect.

“Enforcement Costs” means all expenses and costs, including reasonable attorneys’ fees and expenses, fees and out-of-pocket expenses of expert witnesses and costs of investigation, incurred by Lender as a result of any Event of Default under the Loan Agreement or in connection with efforts to collect any amount due under the Loan Documents, or to enforce the provisions of the Loan Agreement or any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy or insolvency proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding or Foreclosure Event) or judicial or non-judicial foreclosure proceeding, to the extent permitted by law.

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated as of the date of this Security Instrument, executed by Borrower to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

“Environmental Laws” has the meaning set forth in the Environmental Indemnity Agreement.

“Event of Default” has the meaning set forth in the Loan Agreement.

“Fixtures” means all Goods that are so attached or affixed to the Land or the Improvements as to constitute a fixture under the laws of the Property Jurisdiction.

“Goods” means all of Borrower’s present and hereafter acquired right, title and interest in all goods which are used now or in the future in connection with the ownership, management, or operation of the Land or the Improvements or are located on the Land or in the Improvements, including inventory; furniture; furnishings; machinery, equipment, engines, boilers, incinerators, and installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring, and conduits used in connection with radio, television, security, fire prevention, or fire detection, or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers, and other appliances; light fixtures, awnings, storm windows, and storm doors; pictures, screens, blinds, shades, curtains, and curtain rods; mirrors, cabinets, paneling, rugs, and floor and wall coverings; fences, trees, and plants; swimming pools; exercise equipment; supplies; tools; books and records (whether in written or electronic form); websites, URLs, blogs, and social network pages; computer equipment (hardware and software); and other tangible personal property which is used now or in the future in connection with the ownership, management, or operation of the Land or the Improvements or are located on the Land or in the Improvements.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page 2
South Carolina	06-19	© 2019 Fannie Mae

“Imposition Deposits” means deposits in an amount sufficient to accumulate with Lender the entire sum required to pay the Impositions when due.

“Impositions” means

(a) any water and sewer charges which, if not paid, may result in a lien on all or any part of the Mortgaged Property;

(b) the premiums for fire and other casualty insurance, liability insurance, rent loss insurance and such other insurance as Lender may require under the Loan Agreement;

(c) Taxes; and

(d) amounts for other charges and expenses assessed against the Mortgaged Property which Lender at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect Lender’s interests, all as reasonably determined from time to time by Lender.

“Improvements” means the buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements, facilities, and additions and other construction on the Land.

“Indebtedness” means the principal of, interest on, and all other amounts due at any time under the Note, the Loan Agreement, this Security Instrument or any other Loan Document (other than the Environmental Indemnity Agreement and Guaranty), including Prepayment Premiums, late charges, interest charged at the Default Rate, and accrued interest as provided in the Loan Agreement and this Security Instrument, advances, costs and expenses to perform the obligations of Borrower or to protect the Mortgaged Property or the security of this Security Instrument, all other monetary obligations of Borrower under the Loan Documents (other than the Environmental Indemnity Agreement), including amounts due as a result of any indemnification obligations, and any Enforcement Costs.

“Land” means the real property described in Exhibit A.

“Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals thereof.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page 3
South Carolina	06-19	© 2019 Fannie Mae

“Lien” means any claim or charge against property for payment of a debt or an amount owed for services rendered, including any mortgage, deed of trust, deed to secure debt, security interest, tax lien, any materialman’s or mechanic’s lien, or any lien of a Governmental Authority, including any lien in connection with the payment of utilities, or any other encumbrance.

“Mortgaged Property” means all of Borrower’s present and hereafter acquired right, title and interest, if any, in and to all of the following:

(a) the Land;

(b) the Improvements;

(c) the Personalty;

(d) current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefitting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated;

(e) insurance policies relating to the Mortgaged Property (and any unearned premiums) and all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender’s requirements;

(f) awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property, including any awards or settlements resulting from (1) Condemnation Actions, (2) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation Action, or (3) the total or partial taking of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof;

(g) contracts, options and other agreements for the sale of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations;

(h) Leases and Lease guaranties, letters of credit and any other supporting obligation for any of the Leases given in connection with any of the Leases, and all Rents;

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page 4
South Carolina	06-19	© 2019 Fannie Mae

(i) earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the Mortgage Loan and, if Borrower is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents;

(j) Imposition Deposits;

(k) refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Security Instrument is dated);

(l) tenant security deposits;

(m) names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property;

(n) Collateral Accounts and all Collateral Account Funds;

(o) products, and all cash and non-cash proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds; and

(p) all of Borrower’s right, title and interest in the oil, gas, minerals, mineral interests, royalties, overriding royalties, production payments, net profit interests and other interests and estates in, under and on the Mortgaged Property and other oil, gas and mineral interests with which any of the foregoing interests or estates are pooled or unitized.

“Permitted Encumbrance” means only the easements, restrictions and other matters listed in a schedule of exceptions to coverage in the Title Policy and Taxes for the current tax year that are not yet due and payable.

“Personalty” means all of Borrower’s present and hereafter acquired right, title and interest in all Goods, accounts, choses of action, chattel paper, documents, general intangibles (including Software), payment intangibles, instruments, investment property, letter of credit rights, supporting obligations, computer information, source codes, object codes, records and data, all telephone numbers or listings, claims (including claims for indemnity or breach of warranty), deposit accounts and other property or assets of any kind or nature related to the Land or the Improvements now or in the future, including operating agreements, surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements, and all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page 5
South Carolina	06-19	© 2019 Fannie Mae

“Prepayment Premium” has the meaning set forth in the Loan Agreement.

“Property Jurisdiction” means the jurisdiction in which the Land is located.

“Rents” means all rents (whether from residential or non-residential space), revenues and other income from the Land or the Improvements, including subsidy payments received from any sources, including payments under any “Housing Assistance Payments Contract” or other rental subsidy agreement (if any), parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due, or to become due, and tenant security deposits.

“Software” means a computer program and any supporting information provided in connection with a transaction relating to the program. The term does not include any computer program that is included in the definition of Goods.

“Taxes” means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, may become a lien, on the Land or the Improvements or any taxes upon any Loan Document.

“Title Policy” has the meaning set forth in the Loan Agreement.

“UCC” means the Uniform Commercial Code in effect in the Property Jurisdiction, as amended from time to time.

“UCC Collateral” means any or all of that portion of the Mortgaged Property in which a security interest may be granted under the UCC and in which Borrower has any present or hereafter acquired right, title or interest.

2. Security Agreement; Fixture Filing.

(a) To secure to Lender, the repayment of the Indebtedness, and all renewals, extensions and modifications thereof, and the performance of the covenants and agreements of Borrower contained in the Loan Documents, Borrower hereby pledges, assigns, and grants to Lender a continuing security interest in the UCC Collateral. This Security Instrument constitutes a security agreement and a financing statement under the UCC. This Security Instrument also constitutes a financing statement pursuant to the terms of the UCC with respect to any part of the Mortgaged Property that is or may become a Fixture under applicable law, and will be recorded as a “fixture filing” in accordance with the UCC. Borrower hereby authorizes Lender to file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest without the signature of Borrower. If an Event of Default has occurred and is continuing, Lender shall have the remedies of a secured party under the UCC or otherwise provided at law or in equity, in addition to all remedies provided by this Security Instrument and in any Loan Document. Lender may exercise any or all of its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability or validity of Lender’s other remedies. For purposes of the UCC, the debtor is Borrower and the secured party is Lender. The name and address of the debtor and secured party are set forth after Borrower’s signature below which are the addresses from which information on the security interest may be obtained.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page 6
South Carolina	06-19	© 2019 Fannie Mae

(b) Borrower represents and warrants that: (1) Borrower maintains its chief executive office at the location set forth after Borrower’s signature below, and Borrower will notify Lender in writing of any change in its chief executive office within five (5) days of such change; (2) Borrower is the record owner of the Mortgaged Property; (3) Borrower’s state of incorporation, organization, or formation, if applicable, is as set forth on Page 1 of this Security Instrument; (4) Borrower’s exact legal name is as set forth on Page 1 of this Security Instrument; (5) Borrower’s organizational identification number, if applicable, is as set forth after Borrower’s signature below; (6) Borrower is the owner of the UCC Collateral subject to no liens, charges or encumbrances other than the lien hereof; (7) except as expressly provided in the Loan Agreement, the UCC Collateral will not be removed from the Mortgaged Property without the consent of Lender; and (8) no financing statement covering any of the UCC Collateral or any proceeds thereof is on file in any public office except pursuant hereto.

(c) All property of every kind acquired by Borrower after the date of this Security Instrument which by the terms of this Security Instrument shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Borrower and without further conveyance or assignment become subject to the lien and security interest created by this Security Instrument. Nevertheless, Borrower shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further deeds of trust, mortgages, deeds to secure debt, security agreements, financing statements, assignments and assurances as Lender shall require for accomplishing the purposes of this Security Instrument and to comply with the rerecording requirements of the UCC.

3. Assignment of Leases and Rents; Appointment of Receiver; Lender in Possession.

(a) As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all Leases and Rents. It is the intention of Borrower to establish present, absolute and irrevocable transfers and assignments to Lender of all Leases and Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Borrower. Borrower and Lender intend the assignments of Leases and Rents to be effective immediately and to constitute absolute present assignments, and not assignments for additional security only. Only for purposes of giving effect to these absolute assignments of Leases and Rents, and for no other purpose, the Leases and Rents shall not be deemed to be a part of the Mortgaged Property. However, if these present, absolute and unconditional assignments of Leases and Rents are not enforceable by their terms under the laws of the Property Jurisdiction, then each of the Leases and Rents shall be included as part of the Mortgaged Property, and it is the intention of Borrower, in such circumstance, that this Security Instrument create and perfect a lien on each of the Leases and Rents in favor of Lender, which liens shall be effective as of the date of this Security Instrument.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page 7
South Carolina	06-19	© 2019 Fannie Mae

(b) Until an Event of Default has occurred and is continuing, but subject to the limitations set forth in the Loan Documents, Borrower shall have a revocable license to exercise all rights, power and authority granted to Borrower under the Leases (including the right, power and authority to modify the terms of any Lease, extend or terminate any Lease, or enter into new Leases, subject to the limitations set forth in the Loan Documents), and to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender, and to apply all Rents to pay the Monthly Debt Service Payments and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities and Impositions (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures. So long as no Event of Default has occurred and is continuing (and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing), the Rents remaining after application pursuant to the preceding sentence may be retained and distributed by Borrower free and clear of, and released from, Lender’s rights with respect to Rents under this Security Instrument.

(c) If an Event of Default has occurred and is continuing, without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, the revocable license granted to Borrower pursuant to Section 3(b) shall automatically terminate, and Lender shall immediately have all rights, powers and authority granted to Borrower under any Lease (including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease) and, without notice, Lender shall be entitled to all Rents as they become due and payable, including Rents then due and unpaid. During the continuance of an Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender, and Borrower shall, upon Borrower’s receipt of any Rents from any sources, pay the total amount of such receipts to Lender. Although the foregoing rights of Lender are self-effecting, at any time during the continuance of an Event of Default, Lender may make demand for all Rents, and Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender. No tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and no tenant shall be obligated to pay to Borrower any amounts that are actually paid to Lender in response to such a notice. Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit.

(d) If an Event of Default has occurred and is continuing, Lender may, regardless of the adequacy of Lender’s security or the solvency of Borrower, and even in the absence of waste, enter upon, take and maintain full control of the Mortgaged Property, and may exclude Borrower and its agents and employees therefrom, in order to perform all acts that Lender, in its discretion, determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents (including through use of a lockbox, at Lender’s election), the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing this assignment of Rents, protecting the Mortgaged Property or the security of this Security Instrument and the Mortgage Loan, or for such other purposes as Lender in its discretion may deem necessary or desirable.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page 8
South Carolina	06-19	© 2019 Fannie Mae

(e) Notwithstanding any other right provided Lender under this Security Instrument or any other Loan Document, if an Event of Default has occurred and is continuing, and regardless of the adequacy of Lender’s security or Borrower’s solvency, and without the necessity of giving prior notice (oral or written) to Borrower, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in Section 3. If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Borrower, by its execution of this Security Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte, if permitted by applicable law. Borrower consents to shortened time consideration of a motion to appoint a receiver. Lender or the receiver, as applicable, shall be entitled to receive a reasonable fee for managing the Mortgaged Property and such fee shall become an additional part of the Indebtedness. Immediately upon appointment of a receiver or Lender’s entry upon and taking possession and control of the Mortgaged Property, possession of the Mortgaged Property and all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property, and all security deposits and prepaid Rents, shall be surrendered to Lender or the receiver, as applicable. If Lender or receiver takes possession and control of the Mortgaged Property, Lender or receiver may exclude Borrower and its representatives from the Mortgaged Property.

(f) The acceptance by Lender of the assignments of the Leases and Rents pursuant to this Section 3 shall not at any time or in any event obligate Lender to take any action under any Loan Document or to expend any money or to incur any expense. Lender shall not be liable in any way for any injury or damage to person or property sustained by any Person in, on or about the Mortgaged Property. Prior to Lender’s actual entry upon and taking possession and control of the Land and Improvements, Lender shall not be:

(1) obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease);

(2) obligated to appear in or defend any action or proceeding relating to any Lease or the Mortgaged Property; or

(3) responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property.

The execution of this Security Instrument shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Borrower, prior to such actual entry and taking possession and control by Lender of the Land and Improvements.

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South Carolina	06-19	© 2019 Fannie Mae

(g) Lender shall be liable to account only to Borrower and only for Rents actually received by Lender. Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property by reason of any act or omission of Lender under this Section 3, and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law, provided that Lender shall not be released from liability that occurs as a result of Lender’s gross negligence or willful misconduct as determined by a court of competent jurisdiction pursuant to a final, non-appealable court order. If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall be added to, and become a part of, the principal balance of the Indebtedness, be immediately due and payable, and bear interest at the Default Rate from the date of disbursement until fully paid. Any entering upon and taking control of the Mortgaged Property by Lender or the receiver, and any application of Rents as provided in this Security Instrument, shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Security Instrument or any Loan Document.

4. Protection of Lender’s Security.

If Borrower fails to perform any of its obligations under this Security Instrument or any other Loan Document, or any action or proceeding is commenced that purports to affect the Mortgaged Property, Lender’s security, rights or interests under this Security Instrument or any Loan Document (including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Environmental Laws, fraudulent conveyance or reorganizations or proceedings involving a debtor or decedent), Lender may, at its option, make such appearances, disburse or pay such sums and take such actions, whether before or after an Event of Default or whether directly or to any receiver for the Mortgaged Property, as Lender reasonably deems necessary to perform such obligations of Borrower and to protect the Mortgaged Property or Lender’s security, rights or interests in the Mortgaged Property or the Mortgage Loan, including:

(a) paying fees and out-of-pocket expenses of attorneys, accountants, inspectors and consultants;

(b) entering upon the Mortgaged Property to make repairs or secure the Mortgaged Property;

(c) obtaining (or force-placing) the insurance required by the Loan Documents; and

(d) paying any amounts required under any of the Loan Documents that Borrower has failed to pay.

Any amounts so disbursed or paid by Lender shall be added to, and become part of, the principal balance of the Indebtedness, be immediately due and payable and bear interest at the Default Rate from the date of disbursement until fully paid. The provisions of this Section 4 shall not be deemed to obligate or require Lender to incur any expense or take any action.

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South Carolina	06-19	© 2019 Fannie Mae

5. Default; Acceleration; Remedies.

(a) If an Event of Default has occurred and is continuing, Lender, at its option, may declare the Indebtedness to be immediately due and payable without further demand, and may either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or any other appropriate proceeding or remedy (1) to enforce payment of the Mortgage Loan; (2) to foreclose this Security Instrument judicially; (3) to enforce or exercise any right under any Loan Document; and (4) to pursue any one (1) or more other remedies provided in this Security Instrument or in any other Loan Document or otherwise afforded by applicable law. Each right and remedy provided in this Security Instrument or any other Loan Document is distinct from all other rights or remedies under this Security Instrument or any other Loan Document or otherwise afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order. Borrower has the right to bring an action to assert the nonexistence of an Event of Default or any other defense of Borrower to acceleration and sale.

(b) In connection with any sale made under or by virtue of this Security Instrument, the whole of the Mortgaged Property may be sold in one (1) parcel as an entirety or in separate lots or parcels at the same or different times, all as Lender may determine in its sole discretion. Lender shall have the right to become the purchaser at any such sale. In the event of any such sale, the outstanding principal amount of the Mortgage Loan and the other Indebtedness, if not previously due, shall be and become immediately due and payable without demand or notice of any kind. If the Mortgaged Property is sold for an amount less than the amount outstanding under the Indebtedness, the deficiency shall be determined by the purchase price at the sale or sales. To the extent not prohibited by applicable law, Borrower waives all rights, claims, and defenses with respect to Lender’s ability to obtain a deficiency judgment.

(c) Borrower acknowledges and agrees that the proceeds of any sale shall be applied as determined by Lender unless otherwise required by applicable law.

(d) In connection with the exercise of Lender’s rights and remedies under this Security Instrument and any other Loan Document, there shall be allowed and included as Indebtedness: (1) all expenditures and expenses authorized by applicable law and all other expenditures and expenses which may be paid or incurred by or on behalf of Lender for reasonable legal fees, appraisal fees, outlays for documentary and expert evidence, stenographic charges and publication costs; (2) all expenses of any environmental site assessments, environmental audits, environmental remediation costs, appraisals, surveys, engineering studies, wetlands delineations, flood plain studies, and any other similar testing or investigation deemed necessary or advisable by Lender incurred in preparation for, contemplation of or in connection with the exercise of Lender’s rights and remedies under the Loan Documents; and (3) costs (which may be reasonably estimated as to items to be expended in connection with the exercise of Lender’s rights and remedies under the Loan Documents) of procuring all abstracts of title, title searches and examinations, title insurance policies, and similar data and assurance with respect to title as Lender may deem reasonably necessary either to prosecute any suit or to evidence the true conditions of the title to or the value of the Mortgaged Property to bidders at any sale which may be held in connection with the exercise of Lender’s rights and remedies under the Loan Documents. All expenditures and expenses of the nature mentioned in this Section 5, and such other expenses and fees as may be incurred in the protection of the Mortgaged Property and rents and income therefrom and the maintenance of the lien of this Security Instrument, including the fees of any attorney employed by Lender in any litigation or proceedings affecting this Security Instrument, the Note, the other Loan Documents, or the Mortgaged Property, including bankruptcy proceedings, any Foreclosure Event, or in preparation of the commencement or defense of any proceedings or threatened suit or proceeding, or otherwise in dealing specifically therewith, shall be so much additional Indebtedness and shall be immediately due and payable by Borrower, with interest thereon at the Default Rate until paid.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page 11
South Carolina	06-19	© 2019 Fannie Mae

(e) Any action taken by Lender pursuant to the provisions of this Section 5 shall comply with the laws of the Property Jurisdiction. Such applicable laws shall take precedence over the provisions of this Section 5, but shall not invalidate or render unenforceable any other provision of any Loan Document that can be construed in a manner consistent with any applicable law. If any provision of this Security Instrument shall grant to Lender (including Lender acting as a mortgagee-in-possession), or a receiver appointed pursuant to the provisions of this Security Instrument any powers, rights or remedies prior to, upon, during the continuance of or following an Event of Default that are more limited than the powers, rights, or remedies that would otherwise be vested in such party under any applicable law in the absence of said provision, such party shall be vested with the powers, rights, and remedies granted in such applicable law to the full extent permitted by law.

6. Waiver of Statute of Limitations and Marshaling.

Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Security Instrument or to any action brought to enforce any Loan Document. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Security Instrument and/or any other Loan Document or by applicable law. Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Borrower, for itself and all who may claim by, through or under it, and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Security Instrument, waives any and all right to require the marshaling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels (at the same time or different times) in connection with the exercise of any of the remedies provided in this Security Instrument or any other Loan Document, or afforded by applicable law.

7. Waiver of Redemption; Rights of Tenants.

(a) Borrower hereby covenants and agrees that it will not at any time apply for, insist upon, plead, avail itself, or in any manner claim or take any advantage of, any appraisement, stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter enacted or in force in order to prevent or hinder the enforcement or foreclosure of this Security Instrument. Without limiting the foregoing:

(1) Borrower, for itself and all Persons who may claim by, through or under Borrower, hereby expressly waives any so-called “Moratorium Law” and any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Security Instrument, it being the intent hereof that any and all such “Moratorium Laws”, and all rights of reinstatement and redemption of Borrower and of all other Persons claiming by, through or under Borrower are and shall be deemed to be hereby waived to the fullest extent permitted by the laws of the Property Jurisdiction;

(2) Borrower shall not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power remedy herein or otherwise granted or delegated to Lender but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and

(3) if Borrower is a trust, Borrower represents that the provisions of this Section 7 (including the waiver of reinstatement and redemption rights) were made at the express direction of Borrower’s beneficiaries and the persons having the power of direction over Borrower, and are made on behalf of the trust estate of Borrower and all beneficiaries of Borrower, as well as all other persons mentioned above.

(b) Lender shall have the right to foreclose subject to the rights of any tenant or tenants of the Mortgaged Property having an interest in the Mortgaged Property prior to that of Lender. The failure to join any such tenant or tenants of the Mortgaged Property as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Borrower as a defense in any civil action instituted to collect the Indebtedness, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Mortgaged Property, any statute or rule of law at any time existing to the contrary notwithstanding.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page 12
South Carolina	06-19	© 2019 Fannie Mae

8. Notice.

(a) All notices under this Security Instrument shall be:

(1) in writing, and shall be (A) delivered, in person, (B) mailed, postage prepaid, either by registered or certified delivery, return receipt requested, or (C) sent by overnight express courier;

(2) addressed to the intended recipient at its respective address set forth at the end of this Security Instrument; and

(3) deemed given on the earlier to occur of:

(A) the date when the notice is received by the addressee; or

(B) if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.

(b) Any party to this Security Instrument may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this Section 8.

(c) Any required notice under this Security Instrument which does not specify how notices are to be given shall be given in accordance with this Section 8.

9. Mortgagee-in-Possession.

Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred in this Security Instrument shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

10. Release.

Upon payment of the Indebtedness, this Security Instrument shall become null and void, and Lender shall release this Security Instrument. Borrower shall pay Lender’s reasonable costs incurred in releasing this Security Instrument, not to exceed the amount permitted by South Carolina law.

11. South Carolina State Specific Provisions.

The provisions of Schedule I attached hereto are incorporated herein by reference as if fully set forth in the body of this Security Instrument.

12. Governing Law; Consent to Jurisdiction and Venue.

This Security Instrument shall be governed by the laws of the Property Jurisdiction without giving effect to any choice of law provisions thereof that would result in the application of the laws of another jurisdiction. Borrower agrees that any controversy arising under or in relation to this Security Instrument shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies that arise under or in relation to any security for the Indebtedness. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page 13
South Carolina	06-19	© 2019 Fannie Mae

13. Miscellaneous Provisions.

(a) This Security Instrument shall bind, and the rights granted by this Security Instrument shall benefit, the successors and assigns of Lender. This Security Instrument shall bind, and the obligations granted by this Security Instrument shall inure to, any permitted successors and assigns of Borrower under the Loan Agreement. If more than one (1) person or entity signs this Security Instrument as Borrower, the obligations of such persons and entities shall be joint and several. The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Security Instrument shall create any other relationship between Lender and Borrower. No creditor of any party to this Security Instrument and no other person shall be a third party beneficiary of this Security Instrument or any other Loan Document.

(b) The invalidity or unenforceability of any provision of this Security Instrument or any other Loan Document shall not affect the validity or enforceability of any other provision of this Security Instrument or of any other Loan Document, all of which shall remain in full force and effect. This Security Instrument contains the complete and entire agreement among the parties as to the matters covered, rights granted and the obligations assumed in this Security Instrument. This Security Instrument may not be amended or modified except by written agreement signed by the parties hereto.

(c) The following rules of construction shall apply to this Security Instrument:

(1) The captions and headings of the sections of this Security Instrument are for convenience only and shall be disregarded in construing this Security Instrument.

(2) Any reference in this Security Instrument to an “Exhibit” or “Schedule” or a “Section” or an “Article” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an exhibit or schedule attached to this Security Instrument or to a Section or Article of this Security Instrument.

(3) Any reference in this Security Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.

(4) Use of the singular in this Security Instrument includes the plural and use of the plural includes the singular.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page 14
South Carolina	06-19	© 2019 Fannie Mae

(5) As used in this Security Instrument, the term “including” means “including, but not limited to” or “including, without limitation,” and is for example only, and not a limitation.

(6) Whenever Borrower’s knowledge is implicated in this Security Instrument or the phrase “to Borrower’s knowledge” or a similar phrase is used in this Security Instrument, Borrower’s knowledge or such phrase(s) shall be interpreted to mean to the best of Borrower’s knowledge after reasonable and diligent inquiry and investigation.

(7) Unless otherwise provided in this Security Instrument, if Lender’s approval, designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such approval, designation, determination, selection, estimate, action or decision shall be made in Lender’s sole and absolute discretion.

(8) All references in this Security Instrument to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(9) “Lender may” shall mean at Lender’s discretion, but shall not be an obligation.

14. Time is of the Essence.

Borrower agrees that, with respect to each and every obligation and covenant contained in this Security Instrument and the other Loan Documents, time is of the essence.

15. WAIVER OF TRIAL BY JURY.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS SECURITY INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH OF BORROWER AND LENDER, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page 15
South Carolina	06-19	© 2019 Fannie Mae

ATTACHED EXHIBITS. The following Exhibits are attached to this Security Instrument and incorporated fully herein by reference:

☒	Schedule I	South Carolina State Specific Provisions (required)

☒	Schedule II	Certificate of Compliance and Statement of South Carolina Licensed Attorney (required)

☒	Exhibit A	Description of the Land (required)

☒	Exhibit B	Modifications to Security Instrument (Cross-Default and Cross-Collateralization: Multi-Note)

☒	Exhibit C	Modifications to Security Instrument (Cross-Default and Cross-Collateralization: Multi-Note) (Borrower Projects)

☒	Exhibit D	Modifications to Security Instrument (Manufactured Housing Community)

[Remainder of Page Intentionally Blank]

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page 16
South Carolina	06-19	© 2019 Fannie Mae

IN WITNESS WHEREOF, Borrower has signed and delivered this Security Instrument under seal (where applicable) or has caused this Security Instrument to be signed and delivered by its duly authorized representative under seal (where applicable). Where applicable law so provides, Borrower intends that this Security Instrument shall be deemed to be signed and delivered as a sealed instrument.

BORROWER:

COUNTRYSIDE MHP LLC, a
South Carolina limited liability company

By:	Manufactured Housing Properties Inc., a
Nevada corporation, its Sole Member

	By:	/s/ John W. Wardlaw III	(SEAL)
	Name:	John W. Wardlaw III
	Title:	President

Witnesses:

/s/ John P. Gee
Print Name: John P. Gee

/s/ Susana Gee
Print Name: Susana Gee

[ACKNOWLEDGMENT ON FOLLOWING PAGE]

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page S-1
South Carolina	06-19	© 2019 Fannie Mae

STATE OF _____________

______________ COUNTY

I, the undersigned, a Notary Public of the State and County aforesaid, certify that John W. Wardlaw III, being personally known to me, personally came before me this day and acknowledged that he is the PRESIDENT of Manufactured Housing Properties Inc., a Nevada corporation, which is the SOLE MEMBER of COUNTRYSIDE MHP LLC, a South Carolina limited liability company , and that he, as PRESIDENT, being authorized to do so, voluntarily executed the foregoing in my presence on behalf of said limited liability company for the purposes stated therein.

Witness my hand and official stamp or seal, this the ___ day of July, 2022.

/s/ Shanna S. Graham
Notary Public

(Official Seal)	My Commission Expires: December 13, 2025

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page S-2
South Carolina	06-19	© 2019 Fannie Mae

The name, chief executive office and organizational identification number of Borrower (as Debtor under any applicable Uniform Commercial Code) are:

Debtor Name/Record Owner:

COUNTRYSIDE MHP LLC, a
South Carolina limited liability company

Debtor Chief Executive Office Address:

c/o Manufactured Housing Properties Inc.
136 Main Street
Pineville, North Carolina 28134

Debtor Organizational ID Number:	200218-1053578

The name and chief executive office of Lender (as Secured Party) are:
Secured Party Name:

KEYBANK NATIONAL ASSOCIATION,
a national banking association

Secured Party Chief Executive Office Address:

127 Public Square, 8th Floor
Cleveland, Ohio 44114

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page S-3
South Carolina	06-19	© 2019 Fannie Mae

SCHEDULE I

SOUTH CAROLINA STATE SPECIFIC PROVISIONS

(a) Notwithstanding any provision herein to the contrary, the maximum of all indebtedness outstanding at any one time secured hereby shall not exceed two hundred percent (200%) of the original principal amount of the Note, plus interest thereon, all charges and expenses of collection incurred by Lender (including, without limitation, court costs and reasonable attorneys’ fees), all sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums, and any other costs incurred to protect the security encumbered hereby or the lien of this Security Instrument and expenses incurred by Lender by reason of any default by Borrower under the terms of this Security Instrument, the Loan Agreement and the other Loan Documents.

(b) Borrower hereby acknowledges that this Security Instrument and all of the other Loan Documents were reviewed, and the Mortgage Loan closed, under the supervision of a licensed South Carolina Attorney.

(c) The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty (30) days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

BORROWER:

COUNTRYSIDE MHP LLC, a
South Carolina limited liability company

By:	MANUFACTURED HOUSING PROPERTIES INC., A
Nevada corporation, its Sole Member

	By:	/s/ John W. Wardlaw III	(SEAL)
	Name:	John W. Wardlaw III
	Title:	President

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page Sch. I-1
South Carolina	06-19	© 2019 Fannie Mae

SCHEDULE II

CERTIFICATE OF COMPLIANCE OF

SOUTH CAROLINA LICENSED ATTORNEY(S) and VERIFICATION BY MORTGAGOR(S)

TO:	_________________________________(“Title Company”)

RE:	Mortgage loan (the “Loan”) to be made by KEYBANK NATIONAL ASSOCIATION, a national bank association (“Lender”), to COUNTRYSIDE MHP LLC, a South Carolina limited liability company, which Loan will be secured by a Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Mortgage”) encumbering the real property described on Exhibit A to the Mortgage (the “Loan Transaction”)

DATE:	______________, 2022

The Undersigned Attorney(s), who are each licensed by the State of South Carolina, do herein and hereby respectively certify, warrant, and attest that the following enumerated legal services have been respectively provided by one of more of the undersigned attorney(s) as evidenced below with and by the respective Attorney’s individually printed name, signature and SC Bar Number as to the respective legal services provided. This Certification is made for purposes of warranting and attesting to Lender, Investor and Title Company (if applicable) that all legal services performed and transactional aspects in connection with the Loan Transaction herein did not or will not involve any violation of the Unauthorized Practice of Law (“UPL”) laws or UPL rules of the State of South Carolina:

1.	Loan Documents. The Loan documents related to the Loan Transaction governed by South Carolina law were or will be reviewed by the undersigned, who had or will have the opportunity to make corrections necessary to ensure their compliance with South Carolina law.

Printed Name	Signature	SC Bar No.

2.	Closing. The closing of the Loan Transaction was or will be conducted or supervised by the undersigned.

Printed Name	Signature	SC Bar No.

3.	Disbursement of Funds. The funds, if any, applicable to the Loan Transaction, were or will be disbursed by the undersigned or the disbursement process was or will be reviewed and approved by the undersigned.

Printed Name	Signature	SC Bar No.

4.	Title Search. The title search and the preparation of title reports and/or other documents related to the title for the Loan Transaction were undertaken or supervised by the undersigned.

Printed Name	Signature	SC Bar No.

5.	Recording of Documents. Document recording to complete the Loan Transaction was or will be completed or supervised by the undersigned.

Printed Name	Signature	SC Bar No.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page Sch. [II]-1
South Carolina	06-19	© 2019 Fannie Mae

I, as Mortgagor for this Loan, attest and verify to Lender that to Mortgagor’s knowledge, _______________________ has engaged __________________ to act as special South Carolina counsel to the Loan Transaction (as defined in the attached South Carolina Certificate of Compliance), which such engagement includes the loan closing services set forth in the attached South Carolina Certificate of Compliance. I further understand and agree that Lender, Investor, and Title Company and their successors and assigns shall be entitled to rely fully and completely on this attestation and verification by me/us in the funding of my mortgage loan transaction:

MORTGAGOR:

COUNTRYSIDE MHP LLC, a
South Carolina limited liability company

By:	MANUFACTURED HOUSING PROPERTIES INC., A
Nevada corporation, its Sole Member

	By:	/s/ John W. Wardlaw III	(SEAL)
	Name:	John W. Wardlaw III
	Title:	President

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page Sch. [II]-2
South Carolina	06-19	© 2019 Fannie Mae

EXHIBIT A

DESCRIPTION OF THE LAND

ALL that certain lot or parcel of land situate, lying, and being in Lancaster County, South Carolina, and more particularly described as follows:

All that certain piece, parcel or lot of land, lying, being and situate in Pleasant Hill Township, Lancaster County, South Carolina, located about five (5) miles South of the City of Lancaster, containing approximately thirty-one (31) more or less acres, and being a portion of that land more particularly shown and described on Plat Survey entitled “Trailer City” made by Paul Clark, RLS in March, 1970 and recorded in the Office of the Clerk of Court for Lancaster County in Plat Book 19, at Page 113, reference to which plat is craved for a more minute description. This tract is all of that land comprising that parcel identified in the Lancaster County Tax Assessor’s Office as Tax Map 0087-00-096.01 and is all of that land appearing on the above described plat minus those parcels identified as Tax Map # 0087-00-096.03 and Tax Map # 0087-098.

Less and Except that .412 acre piece as shown on Plat Book 96, Page 260 and recorded in the Lancaster County Register of Deeds in Deed Book K-14, Page 142.

Less and Except all that certain parcel of land containing 0.005 hectacres (0.012 acre) more or less, and any improvements thereon owned by Curtis L. Crenshaw and Michael C. Crenshaw, shown as the "Area of Acquisition" on Exhibit A attached to the deed recorded in Book 60, Page 30 of the Lancaster County Register of Deeds.

Derivation: This being the same property conveyed to Countryside MHP LLC, a South Carolina limited liability company by Title to Real Estate from J & A Real Estate, LLC, dated March 11, 2020, and recorded March 13, 2020 in Book 1315, Page 201; and by Quitclaim Deed from J & A Real Estate, LLC, dated March 11, 2020, and recorded March 13, 2020 in Book 1315, Page 204, in the Office of the Register of Deeds for Lancaster County, South Carolina.

Tax Map Numbers: 0087-00-096.01 and 0087-00-096.08

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page A-1
South Carolina	06-19	© 2019 Fannie Mae

EXHIBIT B

MODIFICATIONS TO SECURITY INSTRUMENT

(Cross-Default and Cross-Collateralization: Multi-Note)

The foregoing Security Instrument is hereby modified as follows:

1. Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Security Instrument.

2. Section 1 of the Security Instrument (Defined Terms) is hereby amended by amending and restating the following definitions:

“Indebtedness” means the principal of, interest on, and all other amounts due at any time under the Note, the Loan Agreement, this Security Instrument and any other Loan Document (other than the Environmental Indemnity Agreement and Guaranty), the Other Security Instrument, and any Other Loan Document (other than the Environmental Indemnity Agreement for the Other Loan and the Guaranty for the Other Loan), including Prepayment Premiums, late charges, interest charged at the Default Rate, and accrued interest as provided in the Loan Agreement and this Security Instrument, advances, costs and expenses to perform the obligations of Borrower or to protect the Mortgaged Property or the security of this Security Instrument, all other monetary obligations of Borrower under the Loan Documents (other than the Environmental Indemnity Agreement) and the Other Security Instrument, any and any Other Loan Document (other than the Environmental Indemnity Agreement for the Other Loan) including amounts due as a result of any indemnification obligations, and any Enforcement Costs.

3. Section 1 of the Security Instrument (Defined Terms) is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Borrower Projects” means all of the properties owned by Borrower or Borrower Affiliate as described on Exhibit C, attached hereto, together with the Mortgaged Property, that secure the Indebtedness and each Other Loan.

“Other Loan” means, individually and collectively, each additional loan extended from Lender to Borrower or Borrower Affiliate, as described on Exhibit C, attached hereto.

“Other Loan Documents” means each Other Security Instrument and any other loan documents, including any loan agreement or note evidencing any Other Loan.

“Other Security Instrument” means, individually and collectively, each multifamily mortgage, deed of trust or deed to secure debt encumbering each of the Borrower Projects (other than the Mortgaged Property) securing each Other Loan.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page B-1
South Carolina	06-19	© 2019 Fannie Mae

4. The first full paragraph of the Security Instrument is revised to delete clause (i) and restate it as follows:

(i) the loan in the original principal amount of $4,343,000.00 (the “Mortgage Loan”) evidenced by that certain Multifamily Note dated as of the date of this Security Instrument, executed by Borrower and made payable to the order of Lender (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”) and the Other Loan in the aggregate principal amount of $57,657,000.00 as evidenced by the Other Loan Documents;

5. The following section is hereby added to the Security Instrument as Section 16 (Cross-Default and Cross-Collateralization):

16. Cross-Default and Cross-Collateralization.

(a) Cross-Default.

Borrower hereby agrees and consents that the occurrence of an “Event of Default” (as defined in each Other Security Instrument) shall be an Event of Default under the Loan Agreement.

(b) Cross-Collateralization; Remedies Against Other Collateral.

Borrower hereby agrees and consents that the Indebtedness and each of the Other Loans are and shall be collateralized and secured by the lien of this Security Instrument on the Mortgaged Property and by the liens of each Other Security Instrument on each of the Borrower Projects. Borrower further agrees that the Mortgaged Property shall secure both the Indebtedness of the Borrower and the obligations of Borrower or any Borrower Affiliate pursuant to each Other Loan and the Other Loan Documents.

Borrower hereby acknowledges that the Indebtedness is also secured by liens on collateral which may be located in jurisdictions other than the Property Jurisdiction. Borrower further agrees and consents that upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, in its sole and absolute discretion, to exercise any and all rights and remedies in and under any of the Loan Documents, including the right to proceed, at the same or at different times, to foreclose any or all liens against such collateral (or sell such collateral under power of sale) in accordance with the terms of this Security Instrument or any other Security Instrument, by any proceedings appropriate in the jurisdictions where such collateral is located, and that no enforcement action taking place in any jurisdiction shall preclude or bar enforcement in any other jurisdiction. Any Foreclosure Event brought in any jurisdiction in which collateral is located may be brought and prosecuted as to any part of such collateral without regard to the fact that a Foreclosure Event has not been instituted elsewhere on any other part of the collateral for the Indebtedness. No notice, except as may be expressly required by the Loan Documents or by applicable law, shall be required to be given to Borrower in connection with (a) the occurrence of such Event of Default, or (b) Lender’s exercise of any and all of its rights or remedies after the occurrence of such Event of Default.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page B-2
South Carolina	06-19	© 2019 Fannie Mae

EXHIBIT C

TO

MODIFICATIONS TO MULTIFAMILY SECURITY INSTRUMENT

(Cross-Default and Cross-Collateralization: Multi-Note)

[Borrower Projects]

(Cross-Default and Cross-Collateralization: Multi-Note)

Related Property Name	Related Property Location	Related Loan Amount
Anderson Portfolio	2101 Beaverdam Rd Williamston, South Carolina 29697 100 Green Cherry Rd Anderson, South Carolina 29625 6312 Hwy 81 S Starr, South Carolina 29684 301 True Temper Rd Anderson, South Carolina 29624 813 Mayfield School Rd Belton, South Carolina, 29627 3323 Jerry Dr Anderson, South Carolina 29624 3301 Jerry Dr Anderson, South Carolina 29624 729 Greenville St Pendleton, South Carolina 29670 1615 Middleton Rd Anderson, South Carolina 29624	$5,118,000.00
ARC Portfolio	4216 Augusta Rd Lexington, South Carolina 29073 100 Hidden Valley Dr Lexington, South Carolina 29073 300 Cardinal Dr Lexington, South Carolina 29073 305 Hermitage Rd Lexington, South Carolina 29072 2700 Oakwood Dr West Columbia, South Carolina 29169	$3,687,000.00

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page C-1
South Carolina	06-19	© 2019 Fannie Mae

Asheboro Portfolio	1802 Grantville Ln Asheboro, North Carolina 27205 3855 Mechanic Rd Asheboro, North Carolina 27205	$1,374,000.00
Azalea	400 Andrew Cir Gastonia, North Carolina 28056	$1,830,000.00
B&D (Chester Grove)	2706 Dove Ln Chester, South Carolina 29706	$2,887,000.00
Capital View	4540 Hwy-321 Gaston, South Carolina 29053	$829,000.00
Chatham Pines	71 Barn Dr Chapel Hill, North Carolina 27517	$2,263,000.00
Crestview	2 Leisure Ln East Flat Rock, North Carolina 28726	$4,625,000.00
Dixie	811 West Gold St Kings Mountain, North Carolina 28086	$485,000.00
Driftwood	2333 Belmeade Dr Charlotte, North Carolina 28214	$274,000.00
Evergreen	1009 Rainier Way Dandridge, Tennessee 37725	$2,604,000.00
Golden Isles	145 Emanuel Farm Rd Brunswick, Georgia 31525	$1,987,000.00
Hidden Acres	101 Hidden Acres Ln West Columbia, South Carolina 29172	$764,000.00
Holly Faye	100 Brian Cir Gastonia, North Carolina 28056	$1,608,000.00
Hunt Club	7201 Hunt Club Rd Columbia, South Carolina 29223	$2,756,000.00

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page C-2
South Carolina	06-19	© 2019 Fannie Mae

Lakeview	8332 Fairforest Rd Spartanburg, South Carolina 29303	$3,229,000.00
Maple Hills	14 Maple View Dr Mills River, North Carolina 28759	$2,570,000.00
Idlewild Acres MHP (fka Morganton)	3265 Idlewild Dr Morganton, North Carolina 28655	$1,352,000.00
North Raleigh Portfolio	73 Thompson Cir Youngsville, North Carolina 27596 3675 Bruce Garner Rd Franklinton, North Carolina 27525 8 Dogwood Dr Franklinton, North Carolina 27525 3579 Goose Run Oxford, North Carolina 27565 264 Holding Young Rd Youngsville, North Carolina 27596	$5,279,000.00
Pecan Grove	5800 Orr Rd Charlotte, North Carolina 28213	$4,489,000.00
Springlake	104 S Cambridge Dr Centerville, Georgia 31028	$6,590,000.00
Sunnyland	140 Bermuda Dr Byron Georgia 31008	$1,057,000.00

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page C-3
South Carolina	06-19	© 2019 Fannie Mae

EXHIBIT D

MODIFICATIONS TO SECURITY INSTRUMENT

(Manufactured Housing Community)

The foregoing Security Instrument is hereby modified as follows:

1. Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Security Instrument.

2. Section 1 of the Security Instrument (Defined Terms) is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Borrower-Owned Homes” means, individually and collectively, any tenant-occupied Manufactured Homes located on the Mortgaged Property that are now or hereafter owned by Borrower.

“Manufactured Home” means a “manufactured home,” as that term is defined in the National Manufactured Home Standards, and any related fixtures and personal property.

“MH Site” means a lot on the Mortgaged Property leased or anticipated to be leased to a Homeowner or tenant in possession of a Manufactured Home.

“National Manufactured Home Standards” means the standards for Manufactured Homes set forth in (a) the National Manufactured Home Construction and Safety Standards Act of 1974 (42 U.S.C. 5401 et seq.), as amended, and (b) 24 C.F.R. Part 3280 - Manufactured Home Construction and Safety Standards, as amended.

“Site” means an MH Site or a lot on the Mortgaged Property leased or anticipated to be leased to an owner of or tenant in possession of a recreational vehicle.

3. Section 1 of the Security Instrument (Defined Terms) is hereby amended by deleting and restating in its entirety the definition of “Improvements” to read as follows:

“Improvements” means the buildings, structures, improvements, Sites, Dwelling Units, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements, facilities, and additions and other construction on the Land.

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page D-1
South Carolina	06-19	© 2019 Fannie Mae

4. Section 1 of the Security Instrument (Defined Terms) is hereby amended by adding the following subsection to the end of the definition of “Mortgaged Property”:

(q) all Borrower-Owned Homes, if any.

5. Section 2(a) of the Security Instrument (Security Agreement; Fixture Filing) is hereby amended in its entirety to read as follows:

(a) To secure to Lender, the repayment of the Indebtedness, and all renewals, extensions and modifications thereof, and the performance of the covenants and agreements of Borrower contained in the Loan Documents, Borrower hereby pledges, assigns, and grants to Lender a continuing security interest in the UCC Collateral and all other Personalty (to the extent such Personalty is not deemed UCC Collateral). This Security Instrument constitutes a security agreement and a financing statement under the UCC. This Security Instrument also constitutes a financing statement pursuant to the terms of the UCC with respect to any part of the Mortgaged Property that is or may become a Fixture under applicable law, and will be recorded as a “fixture filing” in accordance with the UCC. Borrower hereby authorizes Lender to file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest without the signature of Borrower. If an Event of Default has occurred and is continuing, Lender shall have the remedies of a secured party under the UCC or otherwise provided at law or in equity, in addition to all remedies provided by this Security Instrument and in any Loan Document. Lender may exercise any or all of its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability or validity of Lender’s other remedies. For purposes of the UCC, the debtor is Borrower and the secured party is Lender. The name and address of the debtor and secured party are set forth after Borrower’s signature below which are the addresses from which information on the security interest may be obtained.

[Remainder of Page Intentionally Blank]

Fannie Mae Multifamily Security Instrument	Form 6025.SC	Page D-2
South Carolina	06-19	© 2019 Fannie Mae